Exhibit 99.2
HLTH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007

Revenue	$111,512	$96,581	$382,697	$331,693

Costs and expenses:
Cost of operations	38,708	29,645	138,363	117,281
Sales and marketing	30,585	26,387	108,316	93,645
General and administrative	22,250	23,210	89,503	104,321
Depreciation and amortization	7,312	7,302	28,780	28,256
Interest income	5,916	11,397	35,300	42,035
Interest expense	4,642	4,608	18,513	18,593
Restructuring	7,416	—	7,416	—
Gain on sale of EBS Master LLC	—	—	538,024	—
Impairment of auction rate securities	—	—	60,108	—
Other (expense) income, net	(142)	(1,462)	(5,949)	3,805

Income from continuing operations before income tax (benefit) provision	6,373	15,364	499,073	15,437
Income tax (benefit) provision	(4,372)	(13,145)	30,251	(8,741)
Minority interest in WHC	1,961	7,909	1,032	10,667
Equity in earnings of EBS Master LLC	—	5,887	4,007	28,566

Income from continuing operations	8,784	26,487	471,797	42,077
Income (loss) from discontinued operations, net of tax	333	16,582	93,492	(22,198)

Net income	$9,117	$43,069	$565,289	$19,879

Basic income (loss) per common share:
Income from continuing operations	$0.06	$0.15	$2.70	$0.24
Income (loss) from discontinued operations	0.00	0.09	0.53	(0.13)

Net income	$0.06	$0.24	$3.23	$0.11

Diluted income (loss) per common share:
Income from continuing operations	$0.06	$0.13	$2.19	$0.21
Income (loss) from discontinued operations	0.00	0.07	0.43	(0.12)

Net income	$0.06	$0.20	$2.62	$0.09

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	151,199	181,280	174,928	179,330

Diluted	175,274	212,335	220,127	188,763

HLTH CORPORATION
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenue
WebMD Online Services:
Advertising and sponsorship	$85,296	$70,389	$275,790	$229,333
Licensing	23,198	21,556	89,126	81,471
Content syndication and other	280	351	1,434	2,378

Total WebMD Online Services	108,774	92,296	366,350	313,182
WebMD Publishing and Other Services	2,758	4,346	16,427	18,772
Inter-segment eliminations	(20)	(61)	(80)	(261)

	$111,512	$96,581	$382,697	$331,693

Earnings before interest, taxes, non-cash
and other items (“Adjusted EBITDA”) (a)
WebMD Online Services	$34,148	$31,612	$95,435	$80,594
WebMD Publishing and Other Services	(338)	1,460	1,147	4,103
Corporate	(4,534)	(5,628)	(19,845)	(24,502)

	$29,276	$27,444	$76,737	$60,195

Adjusted EBITDA per diluted common share (b)	$0.17	$0.13	$0.35	$0.32

Interest, taxes, non-cash and other items (c)
Interest income	5,916	11,397	35,300	42,035
Interest expense	(4,642)	(4,608)	(18,513)	(18,593)
Income tax benefit (provision)	4,372	13,145	(30,251)	8,741
Depreciation and amortization	(7,312)	(7,302)	(28,780)	(28,256)
Non-cash stock-based compensation	(5,816)	(6,406)	(24,790)	(32,652)
Non-cash advertising	(3,361)	(2,775)	(5,097)	(5,264)
Minority interest in WHC	(1,961)	(7,909)	(1,032)	(10,667)
Restructuring	(7,416)	—	(7,416)	—
Equity in earnings of EBS Master LLC	—	5,887	4,007	28,566
Gain on sale of EBS Master LLC	—	—	538,024	—
Impairment of auction rate securities	—	—	(60,108)	—
Other expense, net	(272)	(2,386)	(6,284)	(2,028)

Income from continuing operations	8,784	26,487	471,797	42,077
Income (loss) from discontinued operations, net of tax	333	16,582	93,492	(22,198)

Net income	$9,117	$43,069	$565,289	$19,879

Basic income (loss) per common share:
Income from continuing operations	$0.06	$0.15	$2.70	$0.24
Income (loss) from discontinued operations	0.00	0.09	0.53	(0.13)

Net income	$0.06	$0.24	$3.23	$0.11

Diluted income (loss) per common share:
Income from continuing operations	$0.06	$0.13	$2.19	$0.21
Income (loss) from discontinued operations	0.00	0.07	0.43	(0.12)

Net income	$0.06	$0.20	$2.62	$0.09

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	151,199	181,280	174,928	179,330

Diluted	175,274	212,335	220,127	188,763

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.

(b)	Adjusted EBITDA per diluted common share is based on the weighted-average shares outstanding used in computing diluted income (loss) per common share.

(c)	Reconciliation of Adjusted EBITDA to income from continuing operations.

HLTH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	December 31,
	2008	2007
Assets
Cash and cash equivalents	$629,848	$536,879
Short-term investments	371	290,858
Accounts receivable, net	94,140	86,081
Due from EBS Master LLC	—	1,224
Prepaid expenses and other current assets	40,811	71,090
Assets of discontinued operations	118,775	262,964

Total current assets	883,945	1,249,096

Investments	288,049	2,383
Property and equipment, net	56,731	49,554
Goodwill	213,148	217,323
Intangible assets, net	32,690	36,314
Investment in EBS Master LLC	—	25,261
Other assets	24,465	71,466

Total Assets	$1,499,028	$1,651,397

Liabilities and Stockholders’ Equity
Accrued expenses	$54,708	$49,598
Deferred revenue	80,489	76,401
Liabilities of discontinued operations	98,212	123,131

Total current liabilities	233,409	249,130

Convertible notes	650,000	650,000
Other long-term liabilities	22,664	21,137

Minority interest in WHC	134,223	131,353

Stockholders’ equity	458,732	599,777

Total Liabilities and Stockholders’ Equity	$1,499,028	$1,651,397

HLTH CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Years Ended December 31,
	2008	2007
Cash flows from operating activities:
Net income	$565,289	$19,879
Adjustments to reconcile net income to net cash provided by operating activities:
(Income) loss from discontinued operations, net of tax	(93,492)	22,198
Depreciation and amortization	28,780	28,256
Minority interest in WHC	1,032	10,667
Equity in earnings of EBS Master LLC	(4,007)	(28,566)
Non-cash interest expense, net	1,944	2,916
Non-cash advertising	5,097	5,264
Non-cash stock-based compensation	24,790	32,652
Deferred income taxes	10,617	(10,136)
Gain on sale of EBS Master LLC	(538,024)	—
Gain on 2006 EBS Sale	—	(399)
Impairment of auction rate securities	60,108	—
Changes in operating assets and liabilities:
Accounts receivable	(8,059)	3,840
Prepaid expenses and other, net	1,892	5,329
Accrued expenses and other long-term liabilities	5,908	(44,318)
Deferred revenue	4,088	314

Net cash provided by continuing operations	65,963	47,896
Net cash provided by discontinued operations	31,151	27,497

Net cash provided by operating activities	97,114	75,393

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	118,339	670,326
Purchases of available-for-sale securities	(177,150)	(927,038)
Purchases of property and equipment	(24,335)	(19,053)
Purchase of investment in preferred stock	(6,471)	—
Cash paid in business combinations, net of cash acquired	(2,633)	—
Purchase of minority interest in subsidiary	(12,818)	—
Proceeds related to the sale of EBS Master LLC	574,617	—
Proceeds from the sale of discontinued operations	247,491	11,667
Proceeds from the 2006 EBS Sale, net	—	2,898
Proceeds from advances to EBS MasterLLC	1,224	18,792

Net cash provided by (used in) continuing operations	718,264	(242,408)
Net cash used in discontinued operations	(4,782)	(4,741)

Net cash provided by (used in) investing activities	713,482	(247,149)

Cash flows from financing activities:
Proceeds from issuance of HLTH and WHC common stock	21,683	133,054
Tax benefit on stock-based awards	748	6,601
Purchases of treasury stock under repurchase program	—	(47,123)
Purchases of treasury stock in tender offer	(737,324)	—
Other	(700)	(20)

Net cash (used in) provided by continuing operations	(715,593)	92,512
Net cash used in discontinued operations	(76)	(175)

Net cash (used in) provided by financing activities	(715,669)	92,337
Effect of exchange rates on cash	(1,958)	1,607

Net increase (decrease) in cash and cash equivalents	92,969	(77,812)
Cash and cash equivalents at beginning of period	536,879	614,691

Cash and cash equivalents at end of period	$629,848	$536,879